Sub Item 77E
LEGAL PROCEEDINGS
Since October 2003
Federated and related
entities collectively
Federated and various
Federated funds Funds
 have been named as
defendants in
several class action
lawsuits now pending
in the United States
District Court for
the District of Maryland
 The lawsuits were
purportedly filed on
behalf of people who
purchased owned andor
 redeemed shares of
Federatedsponsored
mutual funds during
specified periods
beginning November 1
1998 The suits are
 generally similar
 in alleging that
 Federated engaged
in illegal and improper
 trading practices
including market timing
 and late
trading in concert with
 certain institutional
 traders which allegedly
caused financial injury
to the mutual fund
shareholders These lawsuits
 began to
be filed shortly after
Federateds first public
 announcement that it
had received requests
 for information on
shareholder trading activities
 in the
Funds from the SEC the Office
 of the New York State
Attorney General NYAG and
 other authorities In that
 regard on November 28 2005
Federated announced that
it had reached final
settlements with the SEC
and the NYAG with respect
to those matters Specifically
 the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving
 undisclosed market timing
arrangements and late trading
 The SEC made
findings that Federated
Investment Management Company
 FIMC an SECregistered
investment adviser to various
 Funds and Federated Securities
Corp an SECregistered
brokerdealer and distributor
 for the Funds violated
provisions of the Investment
 Advisers Act and Investment
 Company Act
by approving but not
disclosing three market
 timing arrangements or
 the associated conflict
 of interest between
FIMC and the funds involved
 in
the arrangements either
to other fund shareholders
 or to the funds board
and that Federated
Shareholder Services Company
formerly an
SECregistered transfer
agent failed to prevent
a customer and a Federated
employee from late trading
in violation of provisions
 of the Investment
Company Act The NYAG found
that such conduct violated
 provisions of New York
State law Federated entered
 into the settlements without
admitting or denying the
 regulators findings As
 Federated previously
 reported in 2004 it has
already paid approximately
 80 million to certain funds
as determined by an
independent consultant
As part of these settlements
 Federated agreed to pay
 disgorgement and a civil
money penalty in the
aggregate amount of an
additional 72 million
and among other things
agreed that it would
not serve as investment
 adviser to any registered
investment company unless
 i at least 75 of the
 funds directors are
independent of Federated
ii the chairman of each
 such fund is independent
of
Federated iii no action
 may be taken by the
funds board or any committee
 thereof unless approved
by a majority of the
independent trustees of
the fund or committee
 respectively and iv
the fund appoints a
senior officer who
 reports to the independent
 trustees and is responsible
for
monitoring compliance by
the fund with applicable
 laws and fiduciary duties
 and for managing the
process by which management
fees charged to
a fund are approved The
settlements are described
in Federateds announcement
 which along with previous
 press releases and related
communications on those
matters is available in
the About Us section of
Federateds website at
 FederatedInvestorscom
Federated entities have
also been named as
defendants in several
 additional lawsuits that
 are now pending in the
United States District
Court for
the Western District of
Pennsylvania alleging
among other things
excessive advisory
and Rule 12b1 fees
The Board of the
Funds retained the
law firm of Dickstein
Shapiro LLP to represent
the Funds in each of
the lawsuits described
in the
preceding two paragraphs
 Federated and the
Funds and their respective
counsel have been
defending this litigation
and none of the Funds
remains a defendant in
 any of the lawsuits
 though some could
potentially receive
any recoveries as
nominal defendants
Additional lawsuits
 based
upon similar allegations
 may be filed in the
 future The potential
 impact of these
lawsuits all of which
seek unquantified damages
attorneys fees
and expenses and future
 potential similar suits
 is uncertain Although
 we do not believe that
 these lawsuits will
 have a material adverse
effect on
the Funds there can be
 no assurance that these
suits ongoing adverse
publicity andor other
developments resulting
from the regulatory
investigations will
 not result in increased
 Fund redemptions reduced
 sales of Fund shares or
 other adverse consequences
for the Funds